Exhibit 99.1

-FOR IMMEDIATE RELEASE-

PFENEX ANNOUNCES APPOINTMENT OF DENNIS FENTON TO BOARD OF DIRECTORS

SAN DIEGO, (SEPT. 15, 2015) — Pfenex Inc. (NYSE MKT: PFNX), a clinical-stage biosimilars company, announced today that Dennis M. Fenton, Ph.D., has been appointed to the company’s board of directors, deepening the manufacturing and product development expertise of the biosimilar company. Dr. Fenton, an industry pioneer, has over three decades of experience in the biotechnology industry.

Dr. Fenton retired after a lengthy and distinguished career with Amgen, where he held a variety of notable roles, including Executive Vice President, Operations. Prior to Amgen, he was a senior researcher with Pfizer. Dr. Fenton most recently served on the board of directors of Hospira, Dendreon Corporation, Genzyme and Amira Pharmaceuticals.

“We are thrilled to welcome Dennis to the Pfenex Board of Directors,” said Bertrand C. Liang, Chief Executive Officer of Pfenex Inc. “Dr. Fenton’s extensive experience in biotechnology, particularly within product development, manufacturing and operations adds significant expertise to our board, further solidifying our position in the marketplace.”

Pfenex is a clinical stage biosimilars company focused on developing innovative solutions for global health, with a mission to provide patients access to safe, affordable biological medicines to satisfy unmet medical needs.

“I am excited at the opportunity to join a company with such a deep and diverse pipeline of high quality biosimilar product candidates enabled by their cutting edge approach,” said Dr. Fenton. “Pfenex, through their differentiated production technology and analytical approach, has positioned itself as an industry leader in biosimilars development.”

Dr. Fenton is an alumnus of Rutgers University, where he graduated with a Ph.D. in microbiology. He currently serves as a member of the board of directors for Portola Pharmaceuticals, XenoPort, Nora Therapeutics and Kythera Biopharmaceuticals.

Pfenex has used, and intends to continue to use, its Investor Relations website (http://pfenex.investorroom.com), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://pfenex.investorroom.com.

About Pfenex Inc.

Pfenex Inc. is a clinical-stage biologics company engaged in the development of biosimilar therapeutics and high-value and difficult to manufacture proteins. The company’s lead product candidate is PF582, a biosimilar candidate to Lucentis® (ranibizumab), for the potential treatment of patients with retinal diseases. Pfenex has leveraged its Pfēnex Expression Technology® platform to build a pipeline of product candidates including biosimilars, vaccines, generics, and next generation biologics.

Company Contact: Paul Wagner, Ph.D. Chief Financial Officer (858) 352-4333 pwagner@pfenex.com	Media Relations Contact: Megan Humphreys McBee Strategic (202) 234-1224 mhumphreys@mcbeestrategic.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Pfenex’s expectations, strategy, plans or intentions. Forward-looking statements in this communication include, but are not limited to, statements regarding Pfenex’s technology and the nature of its pipeline of its product candidates. Information on these and additional risks affecting Pfenex’s business and operating results are more fully discussed in the section entitled “Risk Factors” in its most recently filed Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and its other filings with the SEC. The forward-looking statements in this communication are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.